Item 30. Exhibit (h) i. e. 2. iii.

AMENDMENT NO. 3 TO SERVICE AGREEMENT AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, C.M. LIFE

INSURANCE COMPANY, AND DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT is made and entered into as of the 25th day of July, 2023, amends the Service Agreement entered into as of the 10th day of October, 2016, as amended (the “Agreement”) by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), C.M. LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Connecticut (“C.M. Life,” and together with MassMutual, the “Company”) and DELAWARE DISTRIBUTORS, L.P. (the “Distributor”), a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Section 6 of the Agreement is hereby amended to update the address for Notices to the Distributor as follows:

If to the Distributor:	With a copy to:
Delaware Distributors, L.P.	General Counsel
100 Independence
610 Market Street
Philadelphia, PA 19106
Attention: Intermediary Contracts Manager
Intermediarycontracts@macquarie.com

2.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties below have caused this amendment to be executed by their duly authorized officers effective as of the date set forth above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		DELAWARE DISTRIBUTORS, L.P.

By:	/s/ Michael S. Dunn	By:	/s/ Christopher Calhoun
Print Name:	Michael S. Dunn	Print Name:	Christopher Calhoun
Title:	Head of Institutional Insurance	Title:	Division Director

C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Print Name:	Michael S. Dunn
Title:	Vice President

SCHEDULE A

SEPARATE ACCOUNTS

Name of Separate Account and Date Established

Massachusetts Mutual Variable Life Separate Account I	Established 7/13/1988
Massachusetts Mutual Variable Life Separate Account IX	Established 8/17/2020
Massachusetts Mutual Variable Life Separate Account X	Established 6/30/2023
Massachusetts Mutual Variable Life Separate Account VII	Established 10/17/2005
C.M. Life Variable Life Separate Account I	Established 2/2/1995